Exhibit 99.1

FOR IMMEDIATE RELEASE

GETTY REALTY CORP. ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2021 RESULTS

- Exceeds High End of 2021 Guidance -

- Provides 2022 Annual Guidance -

NEW YORK, NY, February 23, 2022 — Getty Realty Corp. (NYSE: GTY) (“Getty” or the “Company”) announced today its financial results for the quarter and year ended December 31, 2021.

Fourth Quarter 2021 Highlights

•	Net earnings: $0.38 per share
•	Funds From Operations (“FFO”): $0.47 per share
•	Adjusted Funds From Operations (“AFFO”): $0.51 per share
•	AFFO excluding stock-based compensation and amortization of debt issuance costs: $0.54 per share
•	Invested $64.4 million across 23 properties
•	Completed two redevelopment projects
•	Amended and extended $300 million revolving credit facility

Full Year 2021 Highlights

•	Net earnings: $1.37 per share
•	FFO: $1.88 per share
•	AFFO: $1.97 per share
•	AFFO excluding stock-based compensation and amortization of debt issuance costs: $2.08 per share
•	Invested $200.0 million across 100 properties
•	Completed five redevelopment projects
•	Raised $94.1 million via the Company’s ATM equity program

“Our performance in 2021 demonstrated the effective execution of our business plan as we continue to expand our platform, grow our portfolio and increase profitability,” stated Christopher J. Constant, Getty’s President & Chief Executive Officer. “With a focused investment strategy and efficient access to capital, we invested $200 million in convenience and automotive retail real estate during the year, including $64 million in the fourth quarter. These investments consisted of the acquisition, development funding and/or redevelopment of more than 100 properties including convenience stores, car wash properties, auto service centers and a drive-thru quick service restaurant.”

Mr. Constant continued, “The effective execution of our growth strategy has allowed us to enhance and diversify our portfolio by tenant, geography and property type. This external growth, combined with the durable rental income from our portfolio of essential use assets, resulted in 7% AFFO per share growth for the second consecutive year. With mobile consumers increasingly prioritizing convenience, service and speed, we believe that our focused investment strategy, combined with our strong balance sheet and current pipeline of opportunities, has us well positioned to continue delivering results for shareholders.”

Net Earnings, FFO and AFFO

All per share amounts are presented on a fully diluted per common share basis, unless stated otherwise.  FFO and AFFO are “Non-GAAP Financial Measures” which are defined and reconciled to net earnings at the end of this release.

	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
Net earnings (a)	$18,032	$33,831	$62,860	$69,388
Net earnings per share (a)	$0.38	$0.77	$1.37	$1.62

FFO (a)	$22,076	$39,950	$86,064	$99,289
FFO per share (a)	$0.47	$0.91	$1.88	$2.31

AFFO	$24,003	$21,014	$89,957	$79,134
AFFO per share	$0.51	$0.48	$1.97	$1.84

AFFO (excluding stock-based compensation and amortization of debt issuance costs)	$25,262	$21,948	$94,967	$83,317
AFFO per share (excluding stock-based compensation and amortization of debt issuance costs)	$0.54	$0.50	$2.08	$1.94

(a)	Net earnings and FFO for the quarter and year ended December 31, 2020 included a $20.5 million legal settlement in favor of the Company with respect to certain litigation settled in December 2020.

AFFO Definition Update

The Company is updating its definition of AFFO to include adjustments for stock-based compensation and amortization of debt issuance costs. The Company is providing AFFO using both methods in this report and, beginning in the first quarter of 2022, will report AFFO pursuant to this updated definition. The Company believes that conforming to market practice for calculating AFFO will improve the comparability of this measure of performance to other net lease REITs.

Select Financial Results

Revenues from Rental Properties

	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
Rental income (a)	$35,290	$32,464	$136,727	$127,351
Tenant reimbursement income	3,715	3,957	17,159	17,250
Revenues from rental properties	$39,005	$36,421	$153,886	$144,601

(a)

Rental income includes base rental income, additional rental income, if any, and certain non-cash revenue recognition adjustments. For the quarter ended December 31, 2021, base rental income increased 8.7%, or $2.8 million, to $35.6 million, as compared to $32.8 million for the same period in 2020. For the year ended December 31, 2021, base rental income increased 8.1%, or $10.3 million, to $137.5 million, as compared to $127.2 million for the same period in 2020.

The growth in revenues from rental properties in both periods was primarily due to incremental revenue from properties acquired by the Company over the last twelve months, as well as rent commencements from completed redevelopments and contractual rent increases for certain in-place leases.

Property Costs

	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
Property operating expenses	$4,589	$5,307	$21,608	$22,452
Leasing and redevelopment expenses	83	247	440	1,068
Property costs	$4,672	$5,554	$22,048	$23,520

The decrease in property operating expenses in both periods was primarily due to lower rent expense, non-reimbursable real estate taxes and maintenance expenses as the Company continues to exit leased sites and redevelop or sell other legacy gas and repair properties.

The decrease in leasing and redevelopment expenses in both periods was primarily due to lower leasing and other professional fees and a reduction in redevelopment cost write-offs as a result of improved cost management within the Company’s redevelopment program.

Other Expenses

	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
Environmental expenses	$2,201	$(15)	$3,548	$1,054
General and administrative expenses	4,846	4,527	20,151	17,294
Impairments	1,674	1,395	4,404	4,258

The change in environmental expenses in both periods was primarily due to increases in environmental litigation accruals and net environmental remediation estimates, partially offset by decreases in legal and professional fees. Environmental expenses vary from period to period and, accordingly, undue reliance should not be placed on the magnitude or the direction of changes in reported environmental expenses for any one period, or a comparison to prior periods

The change in general and administrative expenses for the quarter ended December 31, 2021 was primarily due to increased stock-based compensation.  The change in general and administrative expenses for the year ended December 31, 2021 was primarily due to increased personnel costs, including stock-based compensation, and non-recurring retirement and severance costs of $0.8 million.

Impairment charges in both periods were primarily attributable to the accumulation of asset retirement costs at certain properties as a result of changes in estimated environmental liabilities, which increased the carrying values of these properties in excess of their fair values.

Portfolio Activities

Acquisitions

During the quarter ended December 31, 2021, the Company invested $64.4 million across 23 properties, including the acquisition of fee simple interests in 20 properties for $63.2 million as follows:

•	Nine convenience stores located in the Charleston (SC), Charlotte (NC) and San Francisco (CA) metropolitan areas for $38.9 million;

•	Three car wash properties located in the Battle Creek (MI) and Burlington (VT) metropolitan areas for $12.5 million;
•	Seven auto service centers, including five oil change centers and two tire service centers, located in the Chicago (IL) and Kansas City (KS-MO) metropolitan areas for $10.1 million; and
•	One drive-thru quick service restaurant located in the Detroit (MI) metropolitan area for $1.7 million.

With respect to the acquired convenience stores, the Company had previously funded a construction loan for the development of one new-to-industry convenience store in the amount $4.4 million, including accrued interest, which was repaid as part of the acquisition.

In addition, the Company advanced construction loans in the amount of $1.2 million, including accrued interest, for the development of three new-to-industry developments, including two convenience stores in the Charleston (SC) metropolitan area and one car wash property in the New Haven (CT) metropolitan area.  As of December 31, 2021, the Company had advanced aggregate construction loans in the amount of $5.7 million, including accrued interest, for the development of these properties which the Company expects to acquire via sale-leaseback transactions at the end of the construction periods.

During the year ended December 31, 2021, the Company invested $200 million across 100 properties, including 27 convenience stores, 18 car wash properties, 54 auto service centers and one drive-thru quick service restaurant.

Subsequent to December 31, 2021, the Company acquired fee simple interests in two convenience stores located in the New Haven (CT) metropolitan area for approximately $7.0 million.

Redevelopments

During the quarter ended December 31, 2021, rent commenced on two redevelopment properties leased to 7-Eleven under long term, triple net leases in the Dallas (TX) metropolitan area.

During the year ended December 31, 2021, rent commenced on a total of five development properties and, since the inception of its redevelopment program in 2015, the Company has completed 24 redevelopment projects.

As of December 31, 2021, the Company had four properties under active redevelopment and others in various stages of feasibility planning for potential recapture from our net lease portfolio, including three properties for which we have signed new leases or letters of intent and which will be transferred to redevelopment when the appropriate entitlements, permits and approvals have been secured.

Dispositions

During the quarter ended December 31, 2021, the Company sold 10 properties for aggregate gross proceeds of $13.7 million and recorded a net gain of $6.8 million on the dispositions.  The dispositions included seven assets in upstate New York which reflected the first tranche of the sale of a 21-asset portfolio to the existing tenant.

During the year ended December 31, 2021, the Company sold 16 properties for aggregate gross proceeds of $24.5 million and recorded a net gain of $16.4 million on the dispositions.

Subsequent to December 31, 2021, the Company completed the sale of the upstate New York portfolio by selling the remaining 14 assets to the existing tenant for aggregate gross proceeds of $10.1 million.

Balance Sheet and Capital Markets

As of December 31, 2021, the Company had $585 million of outstanding indebtedness consisting of (i) $525 million of senior unsecured notes with a weighted average interest rate of 4.2% and a weighted average maturity of 6.5 years, and (ii) $60 million outstanding on the Company’s $300 million unsecured revolving credit facility.  Total cash and cash equivalents were $26.5 million as of December 31, 2021.

On October 27, 2021, the Company announced the amendment and restatement of its revolving credit facility.  The transaction extended the maturity from March 2022 to October 2025 (with two, 6-month extension options, subject to certain conditions), reduced the interest rate by 20 to 50 basis points (depending on the Company’s consolidated total indebtedness to total asset value ratio) and amended certain covenant provisions to adhere to those generally applicable to investment grade rated REITs.

During the quarter and year ended December 31, 2021, the Company raised gross proceeds of $44.0 million and $94.1 million, respectively, through its at-the-market (“ATM”) equity program.

Subsequent to year end, the Company closed on the private placement of $225 million of senior unsecured notes, including (i) $100 million of 3.45% notes funded at closing and maturing in February 2032, and (ii) $125 million of 3.65% notes to be funded in January 2023 and mature in January 2033.  Proceeds from the notes funded at closing were used to repay all amounts outstanding on the Company’s revolving credit facility and for general corporate purposes, including to fund investment activity.  Proceeds from the delayed funding notes will be used to prepay $75 million of 5.35% senior unsecured notes maturing in June 2023 and for general corporate purposes, including to fund investment activity.

2022 Guidance

The Company has established its 2022 AFFO guidance at a range of $2.08 to $2.10 per diluted share, based on its updated definition of AFFO as discussed above. The Company’s outlook includes completed transaction activity as of the date of this release, but does not include any assumptions for prospective acquisitions, dispositions, or capital markets activities. Completed transactions to date include the recent private placement of unsecured notes and the disposition of the upstate New York portfolio, but not the redeployment of the proceeds from those transactions.  The Company’s outlook also assumes approximately $0.7 million of demolition costs for anticipated redevelopment projects with rent commencements anticipated in 2023 and 2024.

The guidance is based on current assumptions and is subject to risks and uncertainties more fully described in this press release and the Company’s periodic reports filed with the Securities and Exchange Commission.

Webcast Information

Getty Realty Corp. will host a conference call and webcast on Thursday, February 24, 2022 at 8:30 a.m. EST. To participate in the call, please dial 1-877-423-9813, or 1-201-689-8573 for international participants, ten minutes before the scheduled start. Participants may also access the call via live webcast by visiting the investors section of the Company's website at ir.gettyrealty.com.

If you cannot participate in the live event, a replay will be available on Thursday, February 24, 2022 beginning at 11:30 a.m. EST through 11:59 p.m. EST, Thursday, March 3, 2022. To access the replay, please dial 1-844-512-2921, or 1-412-317-6671 for international participants, and reference pass code 13725917.

About Getty Realty Corp.

Getty Realty Corp. is a publicly traded, net lease REIT specializing in the acquisition, financing and development of convenience, automotive and other single tenant retail real estate. As of December 31, 2021, the Company’s portfolio included 1,028 freestanding properties located in 38 states across the United States and Washington, D.C.

Non-GAAP Financial Measures

In addition to measurements defined by accounting principles generally accepted in the United States of America (“GAAP”), the Company also focuses on Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”) (both AFFO and AFFO excluding stock-based compensation and amortization of debt issuance costs) to measure its performance. The Company is updating its definition of AFFO to include adjustments for stock-based compensation and amortization of debt issuance costs and is providing AFFO using both methods in this report. The Company believes that conforming to market practice for calculating AFFO will improve the comparability of this measure of performance to other net lease REITs and will report AFFO pursuant to this updated definition beginning in the first quarter of 2022.

FFO and AFFO are generally considered by analysts and investors to be appropriate supplemental non-GAAP measures of the performance of REITs. FFO and AFFO are not in accordance with, or a substitute for, measures prepared in accordance with GAAP. In addition, FFO and AFFO are not based on any comprehensive set of accounting rules or principles. Neither FFO nor AFFO represent cash generated from operating activities calculated in accordance with GAAP and therefore these measures should not be considered an alternative for GAAP net earnings or as a measure of liquidity. These measures should only be used to evaluate the Company’s performance in conjunction with corresponding GAAP measures.

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as GAAP net earnings before (i) depreciation and amortization of real estate assets, (ii) gains or losses on dispositions of real estate assets, (iii) impairment charges, and (iv) the cumulative effect of accounting changes.

The Company’s definition of AFFO is defined as FFO plus or minus (i) certain revenue recognition adjustments (defined below), (ii) certain environmental adjustments (defined below), (iii) other non-cash and/or unusual items that are not reflective of the Company’s core operating performance, and (iv) beginning with our results for the quarter and year ended December 31, 2021, stock-based compensation and amortization of debt issuance costs.

Other REITs may use definitions of FFO and/or AFFO that are different than the Company’s and, accordingly, may not be comparable.

The Company believes that FFO and AFFO are helpful to analysts and investors in measuring the Company’s performance because both FFO and AFFO exclude various items included in GAAP net earnings that do not relate to, or are not indicative of, the core operating performance of the Company’s portfolio.  Specifically, FFO excludes items such as depreciation and amortization of real estate assets, gains or losses on dispositions of real estate assets, and impairment charges.  With respect to AFFO, the Company further excludes the impact of (i) deferred rental revenue (straight-line rent), the net amortization of above-market and below-market leases, adjustments recorded for the recognition of rental income from direct financing leases, and the amortization of deferred lease incentives (collectively, “Revenue Recognition Adjustments”), (ii) environmental accretion expenses, environmental litigation accruals, insurance reimbursements, legal settlements and judgments, and changes in environmental remediation estimates (collectively, “Environmental Adjustments”), (iii) other items, which may include allowances for credit losses on notes and mortgages receivable and direct financing leases, losses on extinguishment of debt, retirement and severance costs, and other items that do not impact the Company’s recurring cash flow and which are not indicative of the Company’s core operating performance and (iv) beginning with the first quarter of 2022, stock-based compensation expense and amortization of debt issuance costs.

The Company pays particular attention to AFFO which it believes provides the most useful depiction of the core operating performance of its portfolio. By providing AFFO, the Company believes it is presenting information that assists analysts and investors in their assessment of the Company’s core operating performance, as well as the sustainability of its core operating performance with the sustainability of the core operating performance of other real estate companies. For a tabular reconciliation of FFO and AFFO to GAAP net earnings, see the table captioned “Reconciliation of Net Earnings to Funds From Operations and Adjusted Funds From Operations” included herein.

Forward-Looking Statements

CERTAIN STATEMENTS CONTAINED HEREIN MAY CONSTITUTE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “PROJECTS,” “ESTIMATES,” “ANTICIPATES,” “PREDICTS,” “OUTLOOK” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THOSE REGARDING THE COMPANY’S 2022 AFFO PER SHARE GUIDANCE, THOSE MADE BY MR. CONSTANT, STATEMENTS REGARDING THE RECAPTURE AND TRANSFER OF CERTAIN NET LEASE RETAIL PROPERTIES, STATEMENTS REGARDING THE ABILITY TO OBTAIN APPROPRIATE PERMITS AND APPROVALS, AND STATEMENTS REGARDING AFFO AS A MEASURE BEST REPRESENTING CORE OPERATING PERFORMANCE AND ITS UTILITY IN COMPARING THE SUSTAINABILITY OF THE COMPANY’S CORE OPERATING PERFORMANCE WITH THE SUSTAINABILITY OF THE CORE OPERATING PERFORMANCE OF OTHER REITS.

INFORMATION CONCERNING FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND ELSEWHERE IN THIS PRESS RELEASE, INCLUDING, WITHOUT LIMITATION, THOSE STATEMENTS IN THE COMPANY’S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

-more-

GETTY REALTY CORP.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except per share amounts)

	December 31,	December 31,
	2021	2020
ASSETS:
Real Estate:
Land	$772,088	$707,613
Buildings and improvements	632,074	537,272
Investment in direct financing leases, net	71,647	77,238
Construction in progress	693	734
Real estate held for use	1,476,502	1,322,857
Less accumulated depreciation and amortization	(209,040)	(186,964)
Real estate held for use, net	1,267,462	1,135,893
Real estate held for sale, net	3,621	872
Real estate, net	1,271,083	1,136,765
Notes and mortgages receivable	14,699	11,280
Cash and cash equivalents	24,738	55,075
Restricted cash	1,723	1,979
Deferred rent receivable	46,933	44,155
Accounts receivable	3,538	3,811
Right-of-use assets - operating	21,092	24,319
Right-of-use assets - finance	379	763
Prepaid expenses and other assets	82,763	71,365
Total assets	$1,466,948	$1,349,512
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Borrowings under credit agreement	$60,000	$25,000
Senior unsecured notes, net	523,850	523,828
Environmental remediation obligations	47,597	48,084
Dividends payable	19,467	17,332
Lease liability - operating	22,980	25,045
Lease liability - finance	2,005	3,541
Accounts payable and accrued liabilities	45,941	47,081
Total liabilities	721,840	689,911
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $0.01 par value; 20,000,000 authorized; unissued	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 46,715,734 and 43,605,759 shares issued and outstanding, respectively	467	436
Additional paid-in capital	818,209	722,608
Dividends paid in excess of earnings	(73,568)	(63,443)
Total stockholders’ equity	745,108	659,601
Total liabilities and stockholders’ equity	$1,466,948	$1,349,512

GETTY REALTY CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
Revenues:
Revenues from rental properties	$39,005	$36,421	$153,886	$144,601
Interest on notes and mortgages receivable	349	655	1,522	2,745
Total revenues	39,354	37,076	155,408	147,346
Operating expenses:
Property costs	4,672	5,554	22,048	23,520
Impairments	1,674	1,395	4,404	4,258
Environmental	2,201	(15)	3,548	1,054
General and administrative	4,846	4,527	20,151	17,294
Depreciation and amortization	9,538	8,134	35,518	30,191
Total operating expenses	22,931	19,595	85,669	76,317
Gain on dispositions of real estate	7,168	3,410	16,718	4,548
Operating income	23,591	20,891	86,457	75,577
Other income, net	649	20,197	1,075	21,129
Interest expense	(6,208)	(6,024)	(24,672)	(26,085)
Loss on extinguishment of debt	—	(1,233)	—	(1,233)
Net earnings	$18,032	$33,831	$62,860	$69,388
Basic earnings per common share:
Net earnings	$0.39	$0.77	$1.37	$1.62
Diluted earnings per common share:
Net earnings	$0.38	$0.77	$1.37	$1.62
Weighted average common shares outstanding:
Basic	45,840	43,081	44,782	42,040
Diluted	45,939	43,115	44,819	42,070

GETTY REALTY CORP.

RECONCILIATION OF NET EARNINGS TO

FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
Net earnings	$18,032	$33,831	$62,860	$69,388
Depreciation and amortization of real estate assets	9,538	8,134	35,518	30,191
Gains on dispositions of real estate	(7,168)	(3,410)	(16,718)	(4,548)
Impairments	1,674	1,395	4,404	4,258
Funds from operations (FFO)	22,076	39,950	86,064	99,289
Revenue recognition adjustments	643	589	1,964	895
Allowance for credit loss on notes and mortgages receivable and direct financing leases	(132)	368	(132)	368
Loss on extinguishment of debt	—	1,233	—	1,233
Changes in environmental estimates	(518)	(1,047)	(1,768)	(3,136)
Accretion expense	435	466	1,705	1,841
Environmental litigation accruals	1,850	—	1,909	85
Insurance reimbursements	(53)	(45)	(92)	(141)
Legal settlements and judgments	(435)	(20,500)	(493)	(21,300)
Retirement and severance costs	137	—	800	—
Adjusted funds from operations (AFFO)	$24,003	$21,014	$89,957	$79,134
Stock-based compensation expense	1,023	663	3,997	3,130
Amortization of debt issuance costs	236	271	1,013	1,053
AFFO (excluding stock-based compensation and amortization of debt issuance costs)	$25,262	$21,948	$94,967	$83,317

Basic per share amounts:
Net earnings	$0.39	$0.77	$1.37	$1.62
FFO (1)	0.47	0.91	1.88	2.32
AFFO (1)	0.51	0.48	1.97	1.85
AFFO (excluding stock-based compensation and amortization of debt issuance costs) (1)	0.54	0.50	2.08	1.94
Diluted per share amounts:
Net earnings	$0.38	$0.77	$1.37	$1.62
FFO (1)	0.47	0.91	1.88	2.31
AFFO (1)	0.51	0.48	1.97	1.84
AFFO (excluding stock-based compensation and amortization of debt issuance costs) (1)	0.54	0.50	2.08	1.94
Weighted average common shares outstanding:
Basic	45,840	43,081	44,782	42,040
Diluted	45,939	43,115	44,819	42,070

(1)

Dividends paid and undistributed earnings allocated, if any, to unvested restricted stockholders are deducted from FFO and AFFO for the computation of the per share amounts. The following amounts were deducted:

	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
FFO	$471	$762	$1,771	$1,939
AFFO	473	401	1,814	1,546
AFFO (excluding stock-based compensation and amortization of debt issuance costs)	498	419	1,915	1,627

Contacts:	Brian Dickman
Chief Financial Officer
(646) 349-6000

Investor Relations
(516) 349-0598
ir@gettyrealty.com